                                                                     EXHIBIT 2.1
                                                                     -----------
                              REORGANIZATION PLAN

     THIS REORGANIZATION PLAN dated as of the 30th day of September, 1996, among GDC Holdings Corporation ("Holdings"), and TVIES, Inc. ("TVIES") and Haraldur Karlsson (such person being hereinafter individually referred to as "Stockholder").

                                  WITNESSETH

     WHEREAS, the parties hereto desire that stock of Holdings parent, DK Industries, Inc. (DK) be exchanged for TVIES stock on the date and at the time herein provided (the "Effective Date"); and

     WHEREAS, the parties hereto desire to set forth certain conditions, representations, warranties and covenants made by each to the other as an inducement to the exchange;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

                                   ARTICLE I
                                   EXCHANGE

SECTION 1.1 EXCHANGE

     (a) Subject to the terms and conditions herein on September 30, 1996, at Denver, Colorado, or at such other time as Holdings and Stockholder shall designate, the Stockholder shall endorse and deliver to Holdings 1,000 shares of TVIES stock.

     (b) On the same date Holdings shall deliver to the Stockholder Thirty-three Thousand Three Hundred Thirty-three (33,333) shares of DK stock.

SECTION 1.2 RIGHTS AND PREFERENCES OF DK STOCK

     (a) The rights and preferences of DK Stock transferred to the Stockholder shall be as follows: voting, common stock without preference, without preemptive right and without the right of cumulative voting.

     (b) DK shall have received from the shareholder of TVIES completed and executed Subscription Documents and shall have concluded, based upon review of such documents by DK and its counsel, that the transaction may be consummated and that DK may issue the shares of its common stock in exchange for the shares of GDC Holdings common stock as contemplated herein without the requirement that the shares of common stock of DK to be issued be registered under the Securities Act. The Subscription documents shall contain customary representations from the persons executing such documents, including but not limited to a representation that such person understands and acknowledges that the securities to be acquired by her or him are "restricted" securities, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, amended, and that the securities may not be sold, transferred, assigned, hypothecated, or otherwise disposed of unless such securities are registered or unless an exemption from such registration requirements is available.

     (c) Holdings agrees that the thirty-three thousand three hundred thirty-three shares of DK stock will be granted piggy-back registration rights for registration in a future registration statement to be filed by DK.

                                  ARTICLE II
                   TVIES' AND STOCKHOLDER'S REPRESENTATIONS

SECTION 2.1 REPRESENTATIONS AND WARRANTIES OF TVIES

     TVIES and Stockholder represent and warrant to Holdings as of the date hereof and on the Closing Date as follows:

     (a) STOCKHOLDERS AND STOCK. The authorized capital stock of TVIES, Inc. consists solely of 1,000 shares of common stock, with $0.01 par value, of which 1,000 shares are issued and outstanding and registered in the name of Haraldur Karlsson.

     (b) GOOD STANDING. TVIES is a corporation duly organized and validly existing in good standing under the laws of the State of Texas, and it is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted.

     (c) FINANCIAL STATEMENTS. TVIES has delivered to Holdings copies of the following financial statements of TVIES.

         (1) Balance Sheet as of September 30, 1996 (hereinafter referred to as "TVIES' Balance Sheet Date");

         (2) Profit and Loss Statement for the period ended on TVIES' Balance Sheet

         (3) Balance Sheets and Profit and Loss Statements and Statements of source and application of funds from August 1, 1995 to September 30, 1996.

         (4) TVIES represents that TVIES was, prior to August 17, 1995, a wholly owned, financially consolidated subsidiary of Tuboscope Vetco International, Inc., and that there are no discrete financial statements in regard to TVIES prior to August 1, 1995, and that there were no assets, real or personal, owned by TVIES other than those described in the agreements referred to in Schedule 2.1(c) hereto and TVIES had no liabilities, contingent or otherwise on that date.

Except as and only to the extent expressly disclosed on a statement signed by Stockholder and identified as being delivered pursuant to this Article II, such financial statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods indicated. Except as and only to the extent expressly disclosed on a statement signed by Stockholder and identified as being delivered pursuant to this Article II, TVIES' Balance Sheets present fairly the financial condition of TVIES as of the dates indicated thereon and such Profit and Loss Statements present fairly the results of operations of TVIES for the periods indicated thereon.

         (5) Stockholder shall prior to closing deliver to Holdings, an assignment acceptable to Holdings, transferring all right, title and interest in all property and property rights real, personal or mixed, which passed to Stockholder by virtue, under and through the agreements referred to in Schedule 2.1(c). Holdings acknowledges the obligations of Tuboscope Vetco International in Schedule 2.1(c) and indemnifies Stockholder for obligations related thereto.

     (d) TITLE. To the knowledge and belief of Stockholder and TVIES, each has good and marketable title to all properties, assets, patents, patent licenses, technology, technology licenses, and leasehold estates, real and personal, including those described in the agreements referred to in Schedule 2.1(c), subject to no reservation of interest, mortgage, pledge, lien, conditional sales or rental agreement, encumbrance or charge, except as reserved to Tuboscope Vetco International, Inc. in the documents referred to in Schedule 2.1(c), copies of which documents have been provided to Holdings.

     (e) OTHER.

         (1) To the best of the knowledge of Stockholder and TVIES, there is no litigation, arbitration or other governmental or private actions, suits, proceedings or claims concluded, pending or threatened against the Stockholder or TVIES which may have a material adverse effect upon Stockholder's or TVIES' ability or power to make this Reorganization Plan valid, binding or enforceable, or which have a material adverse effect on the assets or financial conditions of TVIES, except as reflected in Schedule 2.1(e)(1).

         (2) Except as set forth as Exhibit 2.1(e)(1) hereto:

             (a) Neither the Seller nor the Company has received, any actual order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities (including any remedial action of any nature) with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has had an interest, or with respect to any property or Facilities at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers or the Company, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

             (b) There are no pending claims resulting from any Environmental, Health, and Safety liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Seller or the Company has or had an interest.

         (3) The process and units described in Schedule 2.1(c) shall be demonstrated, to the satisfaction of Holdings, to fully meet the performance criteria.

         (4) The parties acknowledge that as of June 1, 1996, and subsequent thereto, Holdings' subsidiary, GDC Enviro-Solutions, Inc. ("Enviro"), pursuant to a promissory note payable to Enviro, funded the obligation for TVIES' entire payroll, funded the obligations of the Cape Fear/OHM contract, leased essentially all of the assets of TVIES to be used in performance of the Cape Fear/OHM contract, funded TVIES' obligations to modify the leased equipment and has paid on behalf of TVIES, its obligations in regard to marketing the TVIES technology, and that in effect, the acquisition of TVIES as outlined herein, was accomplished and effective as of September 30, 1996.

                                  ARTICLE III
                           COVENANTS OF STOCKHOLDER

SECTION 3.1 COVENANTS OF STOCKHOLDER PRIOR TO CLOSING

     At the Closing Date:

     (a) The Stockholder will cooperate with Holdings, its representatives and counsel in the preparation of any documents or other material which may be required in connection with documents required by the state and federal securities laws and regulations, or in connection with any other documents or materials required by any governmental agency. Holdings will cause all information obtained in connection with the negotiation and performance of this Reorganization Plan to be treated as confidential (except such information as Holdings may be required to disclose to the Securities and Exchange Commission or any other governmental agency) and will not use, and will not knowingly permit others to use, any such information in a manner detrimental to Stockholder or TVIES.

     (b) Stockholder represents that except as set forth in financial statements provided under paragraph 2.1(c), TVIES has not:

         (1) Entered into any contract or commitment or incur or agree to incur any liability or make any capital expenditures;

         (2) Increased the compensation payable or to become payable to any Officer, employee or agent, or made any bonus payment to any such person.

         (3) Created, assumed or permitted to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties.

         (4) Sold, assigned, leased or otherwise transferred or disposed of any property or equipment except in the normal course of business; or

         (5) Merged or consolidated or agreed to merge or consolidate with or into any other Corporation.

                                  ARTICLE IV
                          REPRESENTATIONS OF HOLDINGS

SECTION 4.1 REPRESENTATIONS OF HOLDINGS

     (a) Holdings represents and warrants to TVIES and to the Stockholder as of the Effective Date, as follows: Holdings has delivered to Stockholder DK's consolidated financial statements and the related notes thereto for the fiscal year 1995, together with its Form 10-QSB for the quarterly period ended June 30, 1996, its Form 8-K(A) dated May 31, 1996 and its Form 8-K dated September 25, 1996. The financial statements and the related notes thereto present fairly the consolidated financial condition of DK as of the dates indicated and the results of its consolidated operations for the periods then ended.

     (b) DK is a corporation duly organized and validly existing in good standing under the laws of the State of Colorado, and is registered pursuant to
Section 12g of the Securities Exchange Act of 1934 and is current in all filings thereunder.

                                   ARTICLE V
                                    GENERAL

SECTION 5.1 ADDITIONAL INSTRUMENTS

     The parties hereto shall deliver or cause to be delivered on the Effective Date, and at such other times and places as shall be reasonably agreed on, such additional instruments as any party may reasonably request for the purpose of carrying out this Reorganization Plan, it being the express intent of the Stockholder that the transaction described hereunder shall constitute a tax free reorganization under the Internal Revenue Code.

SECTION 5.2 ENTIRE AGREEMENT

     This Reorganization Plan (including the schedules and annexes hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties hereto and supersede any prior agreement and understanding relating to the subject matter of this Reorganization Plan. This Reorganization Plan may be modified or amended only by a duly authorized written instrument executed by the parties hereto.

SECTION 5.3 COUNTERPARTS

     This Reorganization Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties hereto so long as at least one counterpart is executed by each party.

SECTION 5.4 NOTICES

     Any notice or communication required or permitted hereunder shall be sufficiently given if sent by first class mail, postage prepaid:

     (a)  To Holdings at

                GDC Holdings Corporation
                1580 Lincoln St., Suite 900
                Denver, Colorado 80203

     (b)  To Stockholder at

                Haraldur Karlsson
                4010 Pecan Park Lane
                Kingwood, TX 77345

     (c)  To TVIES at

                TVIES, Inc.
                440 Benmar, Suite 2250
                Houston, TX 77060

SECTION 5.5 SURVIVORSHIP

     All warranties, covenants, representations and guarantees shall survive the closing and execution of the documents contemplated by this Reorganization Plan. The parties hereto in executing, and in carrying out the provisions of this Reorganization Plan are relying solely on the representations, warranties and agreements contained in this Reorganization Plan or in any writing delivered pursuant to provisions of this Reorganization Plan or at the closing of the transactions herein provided for and not upon any representation, warranty, agreement, promise or information, written or oral, made by any person other than as specifically set forth herein or therein.

SECTION 5.6 BROKERS

     The parties hereto represent to each other that no broker has been employed in connection with the transactions hereunder. Each party agrees to indemnify the other(s) against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such party. This indemnity agreement is not subject to, and liability under this Section shall not be reduced by any limitation on any parties liability for warranties representations set forth elsewhere in this Agreement.

SECTION 5.7

     Each party to the Reorganization Plan covenants and represents that he or it have sought and relied upon their own counsel and experts, and no party shall have liability to any other party for or on account of the tax treatment of the transaction for state or federal tax purposes.

SECTION 5.8 LAW

     This Reorganization Plan shall be construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties have executed this Reorganization Plan as of the day and year first above written.

TVIES, Inc
                                        /s/ Haraldur Karlsson
                                        ----------------------------------------
                                        Haraldur Karlsson, Stockholder


by /s/ Haraldur Karlsson
   ----------------------------------
   President                            GDC Holdings Corporation


                                        by /s/ Harry Conger
                                           -------------------------------------
                                           President

                                SCHEDULE 2.1(c)

                       1. EQUIPMENT RENTAL AND AGREEMENT
                          ------------------------------
                      TUBESCOPE VETCO INTERNATIONAL, INC.
                                      AND
                       HARALDUR KARLSSON AND TVIES, INC.

                             DATED AUGUST 17, 1995


                                 2. AGREEMENT
                                    ---------
                  BETWEEN TUBOSCOPE VETCO INTERNATIONAL INC.
                                      AND
                       TVIES, INC. AND HARALDUR KARLSSON
                              DATED AUGUST 1, 1995

                               SCHEDULE 2.1(e)(1)
            LITIGATION OR CLAIMS, ASSERTED, UNASSERTED OR POTENTIAL

                                     NONE

                                PROMISSORY NOTE
                                ---------------

$1,298,729 U.S.                                           Date: June 1, 1996
                                                          Baton Rouge, Louisiana

     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order GDC Enviro-Solutions, Inc. of Baton Rouge, Louisiana, or such other place as the holder may designate in writing, the principal sum of One Million Two Hundred Ninety-eight Thousand Seven Hundred Twenty-nine Dollars ($1,298,729,000) in lawful money of the United States and all subsequent advances made, expenditures authorized and additional payments made under this Note, each of which shall be added to the principal of this Note, with interest on the unpaid balance, until paid, at the rate of ten percent (10%) per annum. The unpaid balance of said sum together with interest at the rate aforesaid shall be payable as follows:

     (a) the entire principal sum together with accrued interest shall be paid in full on or before the 1st day of June, 1997.

     It is agreed that if this Note is not paid when due or declared due hereunder, the entire principal and accrued interest thereon shall draw interest at the rate of fifteen percent (15%) per annum, and that failure to make any payment of principal or interest when due, shall cause the whole Note to become due at once, or the interest to be counted as principal, at the option of the holder of the Note. The maker, guarantor, and endorser hereof severally waives presentment for payment, protest, notice of non-payment and of protest, and agrees to any extension of time of payment and partial payments before, at or after maturity and if this Note or interest thereon is not paid when due, or suit is brought, agrees to pay all reasonable costs of collection, including reasonable attorney's fees to be added by the Court, to the costs of collection.

     This Note is null and void and Borrower shall have no obligation under the terms of this Note in the event that the "Reorganization Plan" dated as of September 30, 1996 by and between GDC Holdings Corporation, TVIES, Inc. and Haraldur Karlsson is not completed and GDC Holdings Corporation does not exchange DK Industries, Inc. stock for TVIES, Inc. stock.

     The Borrower agrees that this note is to be interpreted under the laws of the State of Louisiana, and any action brought in regard to the obligation evidenced by this Note shall be brought in the District Court in and for Parish of East Baton Rouge, Louisiana.

                                              BORROWER:

                                              TVIES, INC.

                                              By /s/ Haraldur Karlsson
                                                --------------------------------

                                  ASSIGNMENT

     Agreement made this ___ day of July 1996, between TVIES, Inc., ("TVIES") and Haraldur Karlsson ("Karlsson").

1. Karlsson, TVIES' sole shareholder, and GDC Holdings Corporation have entered into an agreement, pursuant to which Karlsson has agreed to sell all of the TVIES issued and outstanding stock to GDC Holdings Corporation, on the terms and conditions set forth in that agreement, and

2. Pursuant to certain agreements which are attached hereto as Exhibits A & B, Karlsson was assigned certain rights, hereafter referred to as "Technology", which Technology, together with any technology, trade secrets, process, invention device or other intellectual property in regard to the Technology, in which Karlsson or his affiliates have acquired an interest from the invention of the Technology to the date of this Agreement to Assign Contract hereof, and Karlsson hereby assigns all of his rights in the Technology, now held or hereafter acquired.

3. Subsequent to the execution of this agreement, Karlsson shall execute any document reasonably required by Holdings and /s/ Haraldur Karlsson
                                            ----------------------
                                                 Haraldur Karlsson
By:    /s/ Haraldur Karlsson
      ------------------------
Title:     President
      ------------------------

                               EQUIPMENT RENTAL
                               ----------------
                                 AND AGREEMENT
                                 -------------

     THIS AGREEMENT is made this the 17th day of August, 1995 (hereinafter the "Effective Date") and by and between Tuboscope Vetco International Inc., a Texas corporation having its principal office at 2835 Holmes Road, Houston, Texas 17051 (hereinafter "TVI") and Haraldur Karlsson, an individual who resides at 4010 Pecan Park Lane, Kingwood, Texas 77345 hereinafter "KARLSSON") and TVIES, Inc., a Texas corporation with offices currently located at 2835 Holmes Road, Houston Texas 77051 (hereinafter "TVIES"). TVI, TVIES and KARLSSON are hereinafter sometimes collectively referred to as the "Parties".

                                   RECITALS

WHEREAS, TVI is the owner of all right, title and interest in and to certain equipment described in Appendix A attached hereto (hereinafter the "EQUIPMENT"); and

WHEREAS, KARLSSON desires to lease the EQUIPMENT from TVI and TVI desires to lease the EQUIPMENT to KARLSSON; and

WHEREAS, TVI is the owner of all right, title and interest in and to certain patents, and has interests in certain trademarks and service marks ("MARKS"); and

WHEREAS, KARLSSON desires to use said patents, trademarks and service marks and TVI desires to grant to KARLSSON a license for the use of said patents, and a period of transition for the MARKS.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration as more specifically set forth herein, the adequacy and sufficiency of which is hereby specifically acknowledged and agreed, the Parties hereto agree as follows:

                                   ARTICLE 1

                                EQUIPMENT LEASE
                                ---------------

1.1 TVI hereby agrees to lease the EQUIPMENT, described in Appendix A, to KARLSSON and TVIES, and KARLSSON and TVIES agree to lease such EQUIPMENT from TVI for the term of this Agreement.

1.2 At such time that KARLSSON and TVIES have met all obligations under this Agreement, including the payment, in full, of all monies due under Article 4, KARLSSON and TVIES shall have the option to purchase all rights and title to the EQUIPMENT for the consideration of One Dollar and No Cents ($1.00).

1.3 Except as otherwise provided in Section 4.1 if, at the termination of this Agreement, KARLSSON and TVIES have not met all of the obligations, including the payment of all monies due under Article 4, then there shall be no such option, and all such EQUIPMENT shall be immediately returned to TVI at its Houston Holmes Road facility or such other facility as TVI may designate.

1.4 TVI hereby represents and warrants to KARLSSON and TVIES that TVI has good and valid title to the EQUIPMENT and that none of the EQUIPMENT is subject to any liens or other encumbrances. TVI agrees to hold harmless, defend, and indemnify KARLSSON and TVIES from and against any and all liens or encumbrances associated with the EQUIPMENT.

                                   ARTICLE 2

                              LICENSE OF PATENTS
                              ------------------

2.1 Subject to the terms and conditions of this Agreement, TVI grants to KARLSSON and TVIES, and KARLSSON and TVIES accept from TVI an exclusive (except for TVI'S retained rights), non-transferable license to make, have made, use, and sell apparatus under the following patents:

            (i)    U.S. Patent No. 5,290,456

            (ii)   U.S. Patent No. 5,368,411

            (iii)  U.S. Patent No. 5,302,287

            (iv)   U.S. Patent No. 5,265,978

            (v)    U.S. Patent No. 5,288,330

(hereinafter collectively the "PATENTS")(the term "PATENTS" shall expressly include any attendant know-how associated with them) in the conduct of TVIES's business; and under any re-issues or extensions of any of said PATENTS; and under any foreign patent applications or patents. Provided however, TVI expressly reserves unto itself, including its parent, affiliates and subsidiaries, all rights in and to the PATENTS, the right to use the PATENTS in its businesses, and the right to make, have made and use the PATENTS provided that TVI shall not use the PATENTS in direct competition with KARLSSON or TVIES for a period of five (5) years from the Effective Date. However, in the event KARLSSON and TVIES meet all obligations under this Agreement and purchase the PATENTS pursuant to Section 2.5 and Article 4, then TVI will not engage in any direct competition with KARLSSON and TVIES for the life of the PATENTS. For purposes of this Section, direct competition is defined as any business of soil washing using the technology embodied under the PATENTS. Provided further that use of the PATENTS by TVI for its own account shall not be deemed as direct competition for purposes of this restriction.

2.2 The rights granted herein to KARLSSON and TVIES may be extended and sub-licensed to wholly-owned subsidiaries of TVIES provided that each such subsidiary to which rights are extended shall agree in writing to abide by all of the terms and conditions of this Agreement before being given access to any of the PATENTS, and KARLSSON and/or TVIES shall provide TVI with a copy of each such agreement promptly after its execution. It is understood and agreed that KARLSSON and TVIES shall remain responsible for (i) the payment of all license fees associated with any use of the PATENTS by any of its subsidiaries or sub-licensees and (ii) any breach of any term of this Agreement by any of TVIES' subsidiaries or sub-licensees.

2.3 KARLSSON and TVIES agree that should KARLSSON or TVIES develop any improvements in the PATENTS, it will promptly furnish a generalized description of such improvements to TVI upon commercial reduction to practice and, upon TVI'S written request, furnish details of such improvements and grant to TVI non-exclusive rights and licenses to make, have made and use such improvements on the same terms granted to KARLSSON and TVIES under this Agreement, provided that TVI does not use such improvements in direct competition with KARLSSON or TVIES.

2.4 In the event that this Agreement is terminated, for any reason, prior to the five (5) year expiration, KARLSSON and TVIES agree that TVI shall have, and do hereby grant to TVI an irrevocable, royalty free, non-exclusive right and license to use any such improvements or enhancements made to the PATENTS whether or not those improvements or enhancements are patented.

2.5 At such time that KARLSSON and TVIES have met all obligations under this Agreement, including payment in full of all monies due under Article 4, KARLSSON and TVIES shall have the option to purchase all right (except for TVI's retained rights) and title to the PATENTS for the consideration of One Dollar and No Cents ($1.00). If KARLSSON and TVIES have made payment in full under this Section 2.5, then TVI shall retain an exclusive, royalty free, paid up license to make, have made, and use the PATENTS as set forth in Sections 2.1, 2.3 and 2.4.

2.6 TVI hereby represents and warrants to KARLSSON and TVIES that TVI has good and valid title to the PATENTS and that none of the PATENTS are subject to any liens or other encumbrances. TVI also represents and warrants that to the best of its knowledge, use of the PATENTS will not constitute an infringement of any patent or registered design. TVI agrees to defend, hold harmless, and indemnify KARLSSON AND TVIES from and against any and all claims, demands, or lawsuits alleging patent infringement on the PATENTS described under this Article.

                                   ARTICLE 3

                      USE OF TRADEMARKS AND SERVICE MARKS
                      -----------------------------------

3.1 KARLSSON and TVIES acknowledge that TVI either owns or has the right to use the following marks:

        (i)   "TUBOSCOPE"

        (ii)  "VETCO"

        (iii) "TUBOSCOPE VETCO INTERNATIONAL"

     or any colorable imitations or variations thereof (hereinafter collectively the "MARKS") as trademarks or service marks.

3.2 TVI hereby grants to KARLSSON and TVIES the right to use the MARKS as trademarks and service marks in connection with the sale or offering for sale or lease of any goods or the rendering of any services pursuant to the provisions of this Agreement.

3.3 Any use of the MARKS by KARLSSON or TVIES shall inure to the benefit of TVI. Neither KARLSSON nor TVIES shall assert any claim of right, title, or ownership therein or the goodwill represented thereby other than the rights granted by this Agreement.

3.4 Unless otherwise waived in writing by TVI, any use of the MARKS shall also contain a disclaimer as follows:

        "TVIES Inc. and/or Tuboscope Vetco International Environmental Services Inc. is an independent company and not affiliated with Tuboscope Vetco International Inc."

3.5 Notwithstanding the foregoing, all rights granted under this Article 3 expressly expire six (6) months from the date hereof unless extended by written mutual agreement by the parties to this Agreement. It is expressly understood and agreed to by the Parties that the rights granted under this
     Article 3 are for transitional purposes only.

3.6 Upon the termination of the rights granted in this Article 3 for any reason, the provisions of Paragraph 3.1 of this License Agreement shall nevertheless continue in full force and effect and KARLSSON and TVIES shall thereafter refrain from any use of the MARKS, any confusingly similar mark or any mark which constitutes any variation thereof for so long as TVI, its licensees or assigns, shall continue to use the MARKS.

3.7 All use of the MARKS by KARLSSON or TVIES shall be subject to review and approval by TVI. KARLSSON and TVIES shall permit TVI, upon reasonable notice, to inspect any apparatus, parts or equipment made by KARLSSON or TVIES under the MARKS and to review all advertising material using the MARKS distributed by KARLSSON or TVIES.

3.8 It is expressly understood and agreed that KARLSSON or TVIES may do business as Tuboscope Vetco International Environmental Services Inc., but if KARLSSON or TVIES decide to do business under that name, they will file a "dba" statement in any state, county, or otherwise appropriate office in which they so engage in business. This right to do business under that name expressly expires six (6) months from the date hereof unless extended by written mutual agreement by the parties. It is expressly understood and agreed to by the Parties that the rights granted under this Article 3 are for transitional purposes only.

3.9 KARLSSON and TVIES hereby agree and acknowledge that the MARKS, while registered in many parts of the world, including the United States, are "Worldwide Marks" and KARLSSON and TVIES agree that any rights granted under this Article 3 expressly expire six (6) months from the Effective Date including any use of the MARKS worldwide.

                                   ARTICLE 4

             LICENSE FEES, LEASE PAYMENTS AND OTHER CONSIDERATION
             ----------------------------------------------------

4.1 KARLSSON and/or TVIES shall pay TVI, as consideration for all covenants, licenses, rights to use, and leases under this Agreement, the sum of One Million Eighty Thousand Dollars and No Cents ($1,080,000.00). Such sum shall be paid as follows:

        (a) Quarterly payments equal to seven percent (7%) of the Gross Revenue for each quarter of TVIES and its subsidiaries throughout the term of this Agreement up to a maximum aggregate Of $l,080,000.00. The quarterly payments shall be made for revenues actually received by KARLSSON and/or TVIES or by its successors, assigns or the like.

        (b) At such time as the full amount ($l,080,000.00) has been paid to TVI, KARLSSON and/or TVIES shall then immediately have the option to acquire all rights and title to the EQUIPMENT as set forth in
            Article 1 of this Agreement. KARLSSON and/or TVIES shall at such time also have the option to acquire all rights (except for TVI's reserved rights) and title to the PATENTS as set forth in Article 2 of this Agreement.

        (c) If at the end of the five (5) year period the total amount ($1,080,000.00) has not been paid, KARLSSON and/or TVIES may make a final lumpsum payment equal to the remaining unpaid balance. If such a payment is not made at the expiration of this Agreement, all EQUIPMENT, as described in Appendix A, shall be immediately returned, and all rights to the PATENTS granted to KARLSSON and/or TVIES under this Agreement shall automatically terminate and revert to TVI. TVI shall be free of any restrictions with respect to the PATENTS and MARKS.

4.2 The above referenced quarterly payments shall be due and payable within fifteen (15) days after the end of each calendar quarter commencing with the quarter during which the Effective Date first takes place.

                                   ARTICLE 5

                                  DISCLAIMERS
                                  -----------

5.1 TVI MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE TECHNOLOGY (INCLUDING BUT NOT LIMITED TO THE PATENTS AND KNOW-HOW) PROVIDED BY TVI PURSUANT TO THIS AGREEMENT.

5.2 IN NO EVENT SHALL TVI, ITS OFFICERS, AGENTS, EMPLOYEES, OR INSURERS BE LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY. OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS OR INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES.

                                   ARTICLE 6

                           LIMITATIONS OF LIABILITY
                           ------------------------

6.1 TVI shall not be liable for any delay in or failure of performance due to any cause or condition beyond TVI'S reasonable control, whether foreseeable or not.

6.2 TVI's entire liability for damages for any cause whatsoever, and regardless of the form of action, shall be limited to KARLSSON's or TVIES's actual direct damages not to exceed the amount paid to TVI under this Agreement.

                                   ARTICLE 7

                                   INDEMNITY
                                   ---------

7.1 KARLSSON and TVIES shall indemnify, save and hold harmless TVI, its officers and directors, all former officers and directors, and all current and former officers and directors of TVIES from and against any and all costs, losses, liabilities, damages, lawsuits, demands, assessments, fines, deficiencies, claims and reasonable expenses, including without limitation, interest, penalties, attorneys', accountants' and expert witness fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to as "Claims"), incurred in connection with or arising out of or resulting from or incident to anything owing from TVIES's (including any name under which TVIES has operated) inception forward, including but not limited to any and all claims for the negligence or gross negligence of TVIES or its employees and any and all claims arising out of any environmental matter.

                                   ARTICLE 8

                       OBLIGATIONS OF KARLSSON and TVIES
                       ---------------------------------

8.1 KARLSSON, TVIES and any sub-licensees shall exercise reasonable efforts to promote commercialization of the PATENTS.

8.2  All payments due under this Agreement shall be made in accordance with
     Article 4. Each such payment shall be accompanied by a statement of information setting forth the total amount of billed charges including all rebill or buy-out charges, if any.

8.3 KARLSSON and TVIES agree to keep true and accurate records of operations conducted under this Agreement and to display such records to any agent, consultant, or representative of TVI at KARLSSON's or TVIES's place of business during normal business hours.

                                   ARTICLE 9

                             TERM AND TERMINATION
                             --------------------

9.1 Unless otherwise extended in writing, and except for those provisions which by their express terms have a different duration, this Agreement shall terminate five (5) years from the Effective Date or by mutual written consent of the Parties.

9.2 Notwithstanding the foregoing, all rights granted under Article 3 of this Agreement expressly expire six (6) months from the date hereof unless extended by written mutual agreement of the parties to this Agreement.

9.3 In the event of the insolvency or inability to pay debts as they become due by either party, voluntary or involuntary bankruptcy proceedings by or against either party, or the appointment of a receiver or assignee of either party for the benefit of creditors, the other party may terminate this Agreement immediately by written notice, if so permitted by applicable laws.

9.4 All rights granted by TVI in this Agreement shall cease upon any termination or cancellation of this Agreement.

9.5 The termination of this Agreement shall not prejudice the right of TVI to recover any fees or other sums otherwise due it at the time of termination or cancellation.

                                  ARTICLE 10

                              GENERAL PROVISIONS
                              ------------------

10.1 Notices
     -------

     Any notice or demand required or permitted to be given under this Agreement shall be in writing and shall be deemed effective upon the personal delivery thereof if delivered or, if mailed, forty-eight hours after having been deposited in the United States mail, certified or registered, return receipt requested, to such party addressed to it at its address set forth below, or to such other address as it shall designate by written notice to the other party:

        If to TVI:

          Tuboscope Vetco International Inc.
          2835 Holmes Road
          Houston, Texas 77051
          Attention: Office of the General Counsel

        If to KARLSSON:

          Mr. Haraldur Karlsson
          4010 Pecan Park Lane
          KINGWOOD, TEXAS 77345

        If to TVIES:

          _____________________________
          _____________________________
          _____________________________
          _____________________________

10.2 Applicable Law
     --------------

     This agreement shall be governed by and construed in accordance with the laws of the state of Texas without regard to the principles of conflict of laws.

10.3 Arbitration
     -----------

     Except for injunctive or other equitable relief, any controversy or claim arising out of or in relation to this Agreement or the breach thereof will, at the written request of either party delivered to the other party not less than thirty (30) days in advance of the date of such submittal, be submitted to arbitration in accordance with the then existing Rules of the American Arbitration Society. The site of such arbitration, unless the Parties agree otherwise, will be in the city of Houston, Texas.

     The existence of a controversy or arbitration does not free any of the Parties from the fulfillment of their respective obligations, or rights, or relief indicated in this Agreement while the referred controversy is being resolved.

10.4 Assignment
     ----------

     This Agreement, and any rights to use, and/or license granted herein, may not be assigned or transferred by KARLSSON or TVIES, in whole or in part, either voluntarily or by operation of law, without the prior express written consent of TVI.

10.5 Waivers
     -------

     The waiver in any particular instance or series of instances of any term or condition of this Agreement or any breach hereof by either party shall not constitute a waiver of such term or condition or any breach thereof in any other instance.

10.6 Amendment
     ---------

     This Agreement is subject to amendment only by subsequent written agreement between, and executed by, the Parties hereto. Commencement or continuation of any custom, practice or usage by TVI shall not constitute an amendment hereof or otherwise give rise to enforceable rights or create obligations of TVI.

10.7 Separability
     ------------

     In the event any Article or portion thereof is declared illegal, the remainder of this Agreement shall remain in full force and effect.

10.8  Duration of Rights
      ------------------

      Rights and obligations created by or arising under this Agreement shall terminate automatically upon the expiration of this Agreement except as otherwise expressly provided herein.

10.9  Attorneys' Fees
      ---------------

      If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation, reasonable attorneys' fees and disbursements, incurred in connection with such action.

10.10 Sole and Entire Agreement
      -------------------------

      This Agreement and any Appendices attached hereto constitute the sole and entire existing agreements between the Parties as to this subject matter and completely and correctly express all of the rights and obligations of the Parties. All prior agreements, conditions, practices, customs, usages and obligations are completely superseded and revoked insofar as any such prior agreement, conditions, practice, custom, usage or obligations might have given rise to any enforceable right.

10.11 Headings and Schedules
      ----------------------

      The headings in this Agreement are for convenience only and shall not effect the interpretation or construction thereof. The Appendix attached hereto are specifically made a part of this Agreement for all purposes as if set forth at length in the body of this Agreement.

10.12 Construction
      ------------

      Differences in language as between similar provisions covering similar matters may reflect differences in style rather than a different substantive intent and should be construed accordingly. It is expressly agreed that any ambiguities in the construction of this Agreement shall not be construed against the drafting party.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date and year first above written.

TUBOSCOPE VETCO INTERNATIONAL INC.          HARALDUR KARLSSON

BY:      /s/ J.F. Maroney, III                /s/ Haraldur Karlsson
    --------------------------------        -----------------------------
         J.F. Maroney, III                        individually

TITLE:   VICE PRESIDENT
      ------------------------------



                                            TVIES, INC.


                                            BY: /s/ Haraldur Karlsson
                                               --------------------------

                                            TITLE:   President
                                                  -----------------------

                                   Exhibit B

Expendable Items
----------------

Bench                                      1,500
Filter                                     3,000
Heater                                       180
Centrifuge                                 1,200
Cole Palmer Centrifuge                     1,000
Heater Plates                                200
Scale                                        350
Microscope                                   350
2 x Geiger Counter                         3,200
HNU (PID) Meter                            2,000
Radiation Breathing Zone Monitor             700
4 x Chemical LMI Pump                      4,000
3 Air Pumps                                1,200
Lab Screen                                   400
Lab Glass Wear                               500
Lab Chemicals                              1,000
Safety Equipment                           1,500
4 Drums Ion Exchange Resin                   500
4 Drum Activated Carbon                      900
Soil Washing Chemical                     12,925 (reduced price)
                                          ------
                            TOTAL         36,605

                              EQUIPMENT INVENTORY

Small Soil Washing System -

        Single LPT Auger with attached API Tank
        Soak Auger
        Fines Auger
        Slurry Tank
        Diesel Storage Tank
        Feed Conveyor
        Heater Skid with Make Up Tank & (4) Propane Burners
        (2) Bobcats
        Compressor
        (3) Bayou Mud Pumps
        (3) Chemical Tanks
        (4) Metal Bins
        Miscellaneous Hoses

Large Soil Washing System -

        Dual LPT Auger with attached Fines Auger
        Soak Auger
        API Skid
        Slurry Tank
        Diesel Storage Tank
        Waste Oil Tank
        Heater Skid with Make Up and (4) Diesel Burners
        Heater Skid with (2) Propane Burners
        Electric Master Control Panel & Motor Control
        (2) Smico Shakers
        (1) Dugas Shaker
        Conveyors:      Weight Scale & Controls
                        Feed Conveyors (20 ft. and 12 ft.)
                        Stacking Conveyor
        Compressor
        Generator
        (2) Bobcats (Model #743 B)
        Screen Plant
        (4) Bayou Mud Pumps
        (3) 3" Sandpiper Pumps
        (2) 2" Sandpiper Pumps
        20 ft. Storage Container
        Vapor Absorption Skid
        Chemical Skid with Pumps
        (2) Dry Chemical Feed Augers
        Miscellaneous Hand Tools, Ladders and Scaffolding
        Miscellaneous Hoses
        Container

Lab Equipment

                                 AMENDMENT TO
                        EQUIPMENT RENTAL AND AGREEMENT

This Amendment to Equipment Rental and Agreement (the "Agreement") is entered into effective the 28th day of February, 1996 by and between Tuboscope Vetco International Inc., a Texas corporation having its principal office at 2835 Holmes Road, Houston, Texas 77051 ("TVI"), Haraldur Karlsson an individual with residence at 4010 Pecan Park Lane, Kingwood, Texas 77345 ("Karlsson") and TVIES, Inc., a Texas corporation with offices currently located at 2835 Holmes Road, Houston, Texas 77051 ("TVIES"). TVI, TVIES and Karlsson are hereinafter sometimes referred to as the "Parties".

WHEREAS, the Parties have previously entered into an Equipment Rental and Agreement dated August 17, 1995 (the "Agreement"), which Agreement is still in full force and effect; and

WHEREAS, the Parties now wish to amend the Agreement by entering into this Amendment to better provide for the future relationships between the Parties.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the adequacy and sufficiency of which is hereby specifically acknowledged and agreed, the Parties hereto agree as follows:

1.   Article 4.1(a) is amended as follows:

     Quarterly payments equal to four percent (4%) of the Gross Revenue for each quarter of TVIES and its subsidiaries throughout the term of this Agreement up to a maximum aggregate of $1,080,000.00. The quarterly payments shall be made for revenues actually received by Karlsson and/or TVIES or by its successors, assigns or the like.

2. All other provisions of the Agreement remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF the Parties hereto have executed this Amendment on the date and year first written above.

                                TUBOSCOPE VETCO INTERNATIONAL INC .

                                BY: /s/ Ronald L. Kerns
                                    ----------------------------------

                                TITLE: Executive Vice President
                                      --------------------------------


                                HARALDUR KARLSSON

                                    /s/ Haraldur Karlsson
                                --------------------------------------
                                        Individually


                                TVIES, INC.

                                BY: /s/ Haraldur Karlsson
                                    ----------------------------------

                                TITLE:     President
                                      --------------------------------

                                   AGREEMENT

This Agreement is made and entered into on the 1st day of August, 1995 ("Effective Date"), by and among Tuboscope Vetco International Inc., a Texas corporation ("TVI"), TVIES, Inc. (f/k/a Tuboscope Vetco International Environmental Services, Inc.) ("TVIES") and Haraldur Karlsson ("HK"). TVI and TVIES are hereinafter sometimes collectively referred to as "Tuboscope". Tuboscope and HK are hereinafter sometimes referred to as "Parties".

WHEREAS, HK entered into an employment agreement with TVI on or about March 4, 1993 as amended on April 27, 1993 (the "Employment Agreement"); and

WHEREAS, the Parties wish to terminate the Employment Agreement and enter into this new Agreement to provide for the future relationship of TVI and HK; and

WHEREAS, the Parties understand and acknowledge that this document constitutes an offer to HK by TVI and that by signature and acceptance hereof HK acknowledges that he has read and understood the terms of this Agreement in full and that his signature on this Agreement was done so knowingly and voluntarily. HK acknowledges that TVI has recommended that he consult with an attorney about this Agreement and his rights prior to signing it. HK and TVI understand and acknowledge that he will not waive or give up any rights or claims he may have against TVI that may arise from acts occurring after the date that he signs this Agreement.

TVI's offer, as described in this document, will be open and effective until August 29, 1995. HK may elect to accept or reject this offer within that time period. If no signed Agreement is returned to TVI by August 29, 1995, the offer will be considered withdrawn by TVI.

If HK signs this Agreement and waives certain rights against TVI, HK shall have seven (7) days following the return of the signed Agreement to TVI in order to change his mind and revoke the Agreement. In other words, the Agreement shall not become effective until seven (7) days have passed following the tender of the signed Agreement by HK. Upon the expiration of the seven (7) day period, the Agreement shall be retroactive to the Effective Date; and

WHEREAS, pursuant to the Employment Agreement, HK is entitled to certain benefits which include four (4) weeks vacation pay, separation pay, benefit continuation, and the right to convert, at the end of that period at HK's expense, his hospitalization, major medical and dental insurance, which conversion is provided for under federal law known as COBRA. (Nothing contained herein is intended or shall effect these COBRA rights); and

WHEREAS, the benefits Listed above belong to HK even if he does not decide to sign this Agreement. However, signature of this Agreement by HK, which signature is not revoked under the provisions contained herein thereby waiving his rights as further described in this document, will entitle HK to the additional consideration over and above the amounts and benefits he would normally be entitled; and

WHEREAS, TVI as the sole shareholder of TVIES wishes to sell all its rights, title, and interest to the shares of common stock of TVIES and HK wishes to acquire all rights, title, and interest in and to all of the shares common stock of TVIES

NOW THEREFORE, in consideration of the premises, mutual covenants and promises made herein and other good and valuable consideration, as more specifically set forth herein, the adequacy and sufficiency of which is hereby specifically acknowledged and agreed, the Parties agree as follows:

1. As of August 1, 1995, HK shall have ceased performing in his capacity as "President-Tuboscope Vetco International Environmental Services Inc.".

2. HK shall receive the equivalent of six (6) months pay in equal bi-monthly installments. In addition, HK shall receive four (4) weeks vacation pay. Any payments hereunder shall be considered income and subject to any withholding. From August 1, 1996 until February 1, 1996 HK shall receive a car allowance of Eight Hundred Dollars and No Cents ($800.00) per month.

3. In exchange for the consideration recited herein and for the further consideration of Ten Dollars and No Cents ($10.00) TVI shall sell, and otherwise for all purposes transfer to HK all outstanding shares of common stock of TVIES consisting of one thousand (1,000) shares of common stock with a par value of $0.01/share. TVI hereby represents and warrants to HK that TVI has good and valid title to the outstanding shares of common stock of TVIES and that none of the shares are subject to any liens or encumbrances. Such transfer shall be accomplished by transferring TVI's Certificate No. 1 of 1,000 shares of Tuboscope Vetco International Environmental Services Inc. common stock to HK. Notwithstanding anything to the contrary, said share transfer shall be effective August 17, 1995. Immediately upon such transfer, HK as the sole shareholder, shall appoint a new Board of Directors, cancel share Certificate No. 1, and issue such certificates in the name of TVIES, Inc. to such shareholders as HK deems appropriate.

4. It is understood, agreed and acknowledged by the Parties that except for the assets listed on the attached Appendix "A", TVIES has no other asset, either tangible or intangible.

5. HK shall be provided medical benefits and certain life insurance benefits as if he were a fully active employee pursuant to TVI's Medical Benefits Plan and Life Insurance Plans, or any successor plans until February 1, 1996, and HK shall continue to make the required contributions therefor.

6. It is agreed that the medical coverages provided in paragraph 5 above shall continue as therein set forth unless and until HK shall become eligible for group medical insurance pursuant to his employment with another employer which provides equivalent or superior medicaI benefits and coverage. At such time, HK will so notify TVI and TVI's obligation to provide the coverage set forth in paragraph 5 above shall cease.

7. HK agrees to knowingly and voluntarily, waive, settle, release and discharge TVI of any and all claims, demands, damages, actions or causes of action, including any claim for attorney's fees, which HK may have against TVI, its subsidiaries and affiliates and the officers, directors, employees, and agents of each of them arising out of or relating to his employment or arising out of his separation of employment with TVI. HK understands and acknowledges that this waiver of rights includes any claims of HK arising under any federal, state or local laws or regulations pertaining to discrimination on the basis of sex, race, color, religion, creed, national origin, age or handicap status or to retaliation on any grounds and particularly any rights of HK pursuant to the Age Discrimination in Employment Act, The Texas Human Rights Commission Act, The Older Workers Benefit Protection Act, or Title VII of the Civil Rights Act of 1964. HK acknowledges that he waives his right to file suit or file a charge under state law for any claim under the laws and statutes named in the paragraph above. HK further waives his right to claim or receive damages as a result of any charge of discrimination or lawsuit which may be filed by HK or anyone acting on HK's behalf.

8. TVI agrees to hold harmless and indemnify HK and TVIES from any and all costs, claims, demands, or liabilities arising out of the failure to pay any vendor of TVIES for materials, supplies or services provided by the vendor prior to August 1, l995.

    In addition to the indemnification above, TVI agrees to hold harmless and indemnify HK and TVIES from any and all costs, claims, demands, or liabilities arising out of the operations of TVI or any of its subsidiaries other than TVIES

9. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors, and assigns. This Agreement is personal in nature, and none of the parties to this Agreement shall, without the written Agreement of the other party assign any right or obligation to this Agreement to any other person or entity. Anything to the contrary in the foregoing notwithstanding, the covenants contained in this Agreement shall continue to be applicable whether TVI's business is conducted by it, by any subsidiary of TVI; or by any other successor to the business of TVI.

10. For purposes of this Agreement notices and other communication provided for in this Agreement shall be deemed to be properly given if delivered or sent by United States Certified Mail, return receipt requested, postage prepaid, addressed as follows:

    If to HK:           Haraldur Karlsson
                        4010 Pecan Park Lane
                        Kingwood, Texas 77345

    If to TVI:          Tuboscope Vetco International Inc.
                        P. O. Box 808
                        Houston, TX 77001
                        Attn: Office of the General Counsel

    If to TVIES:        ________________________________
                        ________________________________
                        ________________________________
                        ________________________________


    or to such other address as any party may have furnished to the other in writing in accordance with this paragraph. Such notices or other communications shall be effective only upon receipt.

11. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and is signed by HK and an officer of TVI so authorized by the Board of Directors of TVI. No waiver by any party to this Agreement at any time of any breach by another party of, or compliance by another party with, any condition or provision of this Agreement to be performed by another party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by any party that are not expressly set forth in this Agreement.

12. The validity or enforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provisions.

13. This document may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

14. This Agreement shall be governed by and in accordance with the laws of Texas. Any controversy or claim arising out of or in relation to this Agreement or the breach thereof will, at the written request or either party delivered to the other party not less than thirty (30) days in advance of the date of such submittal be submitted to arbitration in accordance with the then existing Rules of the American Arbitration Society. The site of such arbitration, unless the parties agree otherwise, will be Houston, Texas.

IN WITNESS WHEREOF, Tuboscope Vetco International Inc., TVIES, Inc. and HK have executed this Agreement effective on the dates set forth herein.

                                TUBOSCOPE VETCO INTERNATIONAL INC.


                                BY: /s/James F. Maroney, III
                                   --------------------------------
                                    James F. Maroney, III
                                    Vice President

                                DATE:       8/15/95
                                     ------------------------------


                                TVIES, INC.

                                TITLE:   President
                                      -----------------------------

                                DATE:       8/18/95
                                     ------------------------------


                                  /s/ Haraldur Karlsson
                                -----------------------------------
                                Haraldur Karlsson

                                DATE:       8/18/95
                                     ------------------------------

             SUBSCRIPTION AGREEMENT AND INVESTMENT REPRESENTATION
                           ------------------------
              THE SHARES OF COMMON SHARES BEING SUBSCRIBED HERETO
           HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
             AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS
                   BECAUSE OF THE APPLICATION OF REGULATIONS
           PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION
        UNDER THE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED.

          FURTHER, THE SHARES OF COMMON SHARES BEING SUBSCRIBED HERETO
             MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO TRANSACTIONS
                   EXEMPT FROM THE REGISTRATION REQUIREMENTS
                   OF THE SECURITIES ACT OF 1933, AS AMENDED,
         AND APPLICABLE STATE SECURITIES LAWS, OR COMPLIANCE THEREWITH.

Board of Directors
DK Industries, Inc.
1580 Lincoln St., Suite 1125
Denver, Colorado 80203

Gentlemen:

     1. CONSIDERATION FOR PURCHASE. The undersigned (the "Purchaser") has
        --------------------------
entered into a Reorganization Plan dated September 30, 1996, under the terms of which the undersigned has agreed to exchange one thousand (1,000) shares of TVIES, Inc. common stock, being all of the issued and outstanding stock of that corporation for thirty-three thousand three hundred thirty-three (33,333) shares of common stock of DK Industries, Inc.

     2.  UNDERSTANDINGS OF THE PURCHASER. The Purchaser acknowledges understands
         -------------------------------
and agrees that:

          (a) The certificates representing the Shares will bear a legend restricting its transfer for a period of time as provided under Regulation S promulgated under the Securities Act of 1933, as amended (the "Act"); further, the Shares are subject to the restrictions on transfer pursuant to the aforementioned legend and as provided in Regulation S; and further, the Shares or a portion thereof, if this subscription is accepted in whole or in part, will be issued in the name set forth under the signature line below.

          (b) The Shares have not been registered under the Act or any applicable state law (collectively, the "Securities Acts"). The Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Acts. The

Company has no obligation, and does not intend, to cause any of the Shares to be registered under the Securities Acts or to comply with any exemption under the Securities Acts which would permit a sale or sales of the Share. The legal consequences of the foregoing are that the Purchaser will be required to bear the economic risk of his investment in the Shares for the aforesaid period of time. If the Purchaser desires to sell or transfer all or any part of the Shares, the Company may require the Purchaser's counsel to provide a legal opinion that the transfer may be made without registration under the Securities Acts. Other restrictions discussed elsewhere herein may be applicable. The Purchaser is subject to the restrictions on transfer described herein and the Company will issue stop transfer orders to its transfer agent in order to enforce such restrictions.

     (c) No federal or state (U.S.A.) agency has made any findings or determination as to the fairness of an investment in the Company, or any recommendation or endorsement of this investment.

     (d) Only a limited market exists for the resale of the Shares and no market may exist in the future for any sale or sales.

  3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby
     -----------------------------------------------
represents and warrants to the Company as follows:

     (a) My commitment to investments that are not readily marketable is not disproportionate to my net worth and my investment in the Shares will not cause such overall commitment to become excessive.

     (b) I have the financial ability to bear the economic risk of an investment in the Shares, adequate means for providing for my current needs and personal contingencies and no need for liquidity with respect to this investment.

     (c) I have evaluated the high risk of investing in the Shares and I have such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that I am capable of evaluating the merits and risks of an investment in the Shares.

     (d) I have been given the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this investment and to obtain additional information necessary to verify the accuracy of the information I desired in order to evaluate this investment. In evaluating the suitability of an investment in the Shares, I have not relied upon any representations or other information (whether verbal or written) other than that furnished by the Company or its representatives.

     (e) I have had the opportunity to discuss with my professional legal, tax and financial advisers the suitability of an investment in the Shares for my particular tax and financial situation and all information that I have provided to the Company concerning me and my financial position is correct and complete as of the date set forth below. If there should be any material change in such information prior to my admission as a shareholder of the Company, I will immediately provide such information to the Company.

     (f) I am acquiring the Shares solely for my own personal account for investment purposes only, and I am not purchasing the Shares with a view to the resale, distribution, subdivision or fractionalization thereof.

     (g) I am neither a member of, nor am I affiliated with or employed by, a member of the National Association of Securities Dealers, Inc., a broker-dealer registered with the Commission or any similar agency of any state.

     (h) I am not acting alone or in concert with others in a transaction or series of transactions intended to circumvent the registration requirements of the Securities Acts.

     (i) The Purchaser understands that the Company is the issuer of the securities which are the subject of this agreement, and that, for purposes of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with the person in question. In this regard, the Purchaser shall not, during the applicable period of time as provided under Regulation S act as a distributor of the Shares, either directly or through an affiliate, nor shall the Purchaser sell, transfer, hypothecate to otherwise convey the Shares or any interest therein, other than to a non-U.S. person.

     (j) Neither the Purchaser nor any affiliate of the Purchase, will receive any fee or the remuneration from the Company or otherwise in respect of the transaction evidenced hereby.

  The foregoing representations, warranties, agreements, undertakings and acknowledgements are made by me with the intent that they be relied upon in determining my suitability as a purchaser of the Shares. In addition, I agree to notify the Company immediately of any change in any representation, warranty or other information.

  4. INDEMNITY BY PURCHASER. The Purchaser understands and acknowledges that the
     ------------------------
Company is relying upon the representation, warranties and agreements made by the Purchaser to and with the Company herein and, thus, hereby agrees to indemnify the Company, its officers, directors, agents, attorneys and employees, and agrees to hold each of them harmless against any and all loss, damage, liability or exposure, including reasonable attorney fees, that if or any of them may suffer, sustain or incur by reason of or in connection with any misrepresentation or breach of warranty or agreement made by the Purchaser under this Agreement, or in connection with the sale or distribution by the Purchaser of the Shares in violation of the Act or any other applicable law.

5.   MISCELLANEOUS PROVISIONS.
     -------------------------

     (a) Further Assurances. At any time and from time-to-time after the date of
         ------------------
this Subscription Agreement and Investment Representation (the "Agreement"), each party shall execute such additional instruments and take such other and further action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purpose of this Agreement.

     (b) Waiver. Any failure on the part of either party hereunder to comply
         ------
with any of his or its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed; however, waiver on one occasion does not operate to effectuate a waiver on any other occasion.

     (c) Brokers. Each party represents to the other party that no broker or
         -------
finder has acted for it in connection with this Agreement. Each party agrees to indemnify, save, defend and hold the other party harmless from and against any fee, loss or expense arising out of any claim by a broker or finder employed, or alleged to have been employed, by it. Further, the employing party of any such broker or finder shall obtain the release of any and all claims which any such broker or finder may have against, or which may accrue to, the non-employing party.

     (d) Entire Agreement. This Agreement constitutes the entire agreement
         ----------------
between the parties and supersedes and cancels any other agreement, representation or communication, whether verbal or written, between the parties hereto relating to the transactions evidenced hereby and the subject matter hereof.

     (e) Headings. The article and paragraph headings in this Agreement are
         --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Governing Law. This Agreement shall be governed by and construed and
         -------------
enforced in accordance with the laws of the State of Colorado.

     (g) Counterparts. This Agreement may be executed simultaneously in two or
         ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (h) No Verbal Modification. This Agreement may be modified solely and only
         ----------------------
upon the mutual agreement of the parties.

     (i) Survival of Representation, Warranties and Covenants. The
         ----------------------------------------------------
representations, warranties, covenants and agreements contained herein shall survive the date and execution of this Agreement.

     (j)  Irrevocable Nature of Agreement. This Agreement is irrevocable.
          -------------------------------

                                         /s/ Haraldur Karlsson
Dated September 30, 1996                -----------------------------
                                        Haraldur Karlsson
                                        4010 Pecan Park Lane
                                        Kingwood, TX 77345

                                  CERTIFICATE

                             (Section 2. l(c)(4))

  I, Haraldur Karlsson, Pursuant to Article II of the Reorganization Plan dated September 30, 1996, as President and Sole Shareholder of TVIES, Inc., hereby certify that the financial statements have been prepared in accordance with generally accepted accounting principles.

  Further, TVIES' Balance Sheets present fairly the financial condition of TVIES as of the dates indicated thereon and such Profit and Loss Statements present fairly the results of operations of TVIES for the periods indicated thereon.

Dated this ______ day of _____________________, 1996.




                                        /s/ Haraldur Karlsson
                                        ---------------------
                                        Haraldur Karlsson